Calculation of Filing Fee Tables
S-8
Kura Oncology, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.0001 par value per share, Kura Oncology, Inc. 2023 Inducement Option Plan, as amended	Other	750,000	$ 10.31	$ 7,732,500.00	0.0001381	$ 1,067.86
Total Offering Amounts:						$ 7,732,500.00		$ 1,067.86
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 1,067.86
Offering Note
[1]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of the Registrant's Common Stock ("Common Stock") that become issuable under the Kura Oncology, Inc. 2023 Inducement Option Plan, as amended (the "Inducement Plan"), by reason of any stock dividend, stock split, recapitalization or other similar transaction. The "Amount Registered" represents shares of Common Stock that were added to the shares authorized for issuance under the Inducement Plan on October 15, 2025, pursuant to an amendment to the Inducement Plan approved by the Board of Directors of the Registrant without stockholder approval pursuant to Nasdaq Listing Rule 5635(c)(4). The "Proposed Maximum Offering Price Per Unit" and "Maximum Aggregate Offering Price" estimates are made pursuant to Rule 457(h)(1) and Rule 457(c) of the Securities Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of the Common Stock on October 31, 2025, as reported on the Nasdaq Global Select Market.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A